Exhibit 21

ROWAN COMPANIES, INC.
LIST OF SUBSIDIARIES

As of January 11, 2011

Company Name	Jurisdiction(s)
Atlantic Maritime Services, Inc.	USA (Texas)
British American Offshore Limited	UK (England & Wales)
LeTourneau Technologies, Inc.	USA (Texas)
LeTourneau Technologies America, Inc.	USA (Texas)
LeTourneau Technologies Asia Pte. Ltd.	Singapore
LeTourneau Technologies (Australia) Pty. Ltd.	Australia (Queensland)
LeTourneau Technologies Brazil, Inc.	USA (Delaware)
LeTourneau Technologies Canada Ltd.	Canada (British Columbia)
LeTourneau Technologies Comércio de Equipamentos Industriais do Brasil Ltda.	Brazil
LeTourneau Technologies (Dalian) Co., Ltd.	China (Liaoning Province)
LeTourneau Technologies Drilling Systems, Inc.	USA (Texas)
LeTourneau Technologies International, Inc.	USA (Delaware)
LeTourneau Technologies Middle East FZE	Dubai (Jebel Ali Free Zone)
LeTourneau Technologies South America, Inc.	USA (Delaware)
Marine Blue Limited	Gibraltar
RCI Drilling International, Inc.	Cayman Islands
RCI International, Inc.	Cayman Islands
RDC Arabia Drilling, Inc.	USA (Texas)
RDC Drilling International S.à r.l.	Luxembourg
RDC Drilling, Ltd.	Bermuda
RDC International S.à r.l.	Luxembourg
RDC Marine, Inc.	USA (Texas)
RDC Qatar, Inc.	USA (Delaware)
Rowan 240C#3, Inc.	Cayman Islands
Rowan Angola Limitada	Angola
Rowan Austria GmbH	Austria
Rowan Canada Limited	Canada (Nova Scotia)
Rowan Cayman Limited	Cayman Islands
Rowan Drilling & Aviation (Netherlands) B.V.	Netherlands
Rowan Drilling Company, Inc.	USA (Texas)
Rowan Drilling Cyprus Limited	Cyprus
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling Luxembourg S.à r.l.	Luxembourg
Rowan Drilling Mexico, S. de R.L. de C.V.	Mexico
Rowan Drilling Norway AS	Norway
Rowan Drilling (Trinidad) Limited	Cayman Islands
Rowan Drilling (U.K.) Limited	UK (Scotland)
Rowan Egypt Petroleum Services LLC	Egypt
Rowan Finance LLC	USA (Delaware)
Rowan (Gibraltar) Limited	Gibraltar
Rowan Gorilla V (Gibraltar) Limited	Gibraltar
Rowan Gorilla VII (Gibraltar) Limited	Gibraltar
Rowan International, S. de R.L.	Panama
Rowan Labor (Gibraltar) Limited	Gibraltar

Exhibit 21

ROWAN COMPANIES, INC.
LIST OF SUBSIDIARIES
As of January 11, 2011
(Cont’d)

Company Name	Jurisdiction(s)

Rowan Labor, Inc.	USA (Delaware)
Rowan Leasing, Inc.	USA (Delaware)
Rowan Luxembourg S.à r.l.	Luxembourg
Rowan Marine Drilling, Inc.	Panama
Rowan Marine Services, Inc.	USA (Texas)
Rowan Middle East, Inc.	Cayman Islands
Rowan North Sea, Inc.	Cayman Islands
Rowan Norway, Inc.	USA (Delaware)
Rowan Petroleum, Inc.	USA (Texas)
Rowan Rig Management AS	Norway
Rowan, S. de R.L. de C.V.	Mexico
Rowan Services LLC	USA (Delaware)
Rowan S116E#3, Inc.	Cayman Islands
Rowan S116E#4, Inc.	Cayman Islands
Rowan U.K. Services Limited	Cayman Islands
Rowandrill, Inc.	USA (Texas)
Rowandrill Labuan Limited	Labuan
Rowandrill Malaysia Sdn. Bhd.	Malaysia
Rowandrill, S. de R.L. de C.V.	Mexico
SKDP 1 Limited	Cyprus
SKDP 2 Limited	Cyprus
SKDP 3 Limited	Cyprus
SKDP Charter I AS	Norway
SKDP Charter II AS	Norway
SKDP Charter III AS	Norway
SKDP Charter AS	Norway